SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]

Check the appropriate box:
--------------------------

        [ ] Preliminary proxy statement
        [X] Definitive proxy statement
        [ ] Definitive additional materials
        [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                     [ ] Confidential for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))


                       Interneuron Pharmaceuticals, Inc.
                       ---------------------------------
                (Name of Registrant as Specified in Its Charter)

     ----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

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              and 0-11.

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         (2)  Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on
              which  the  filing  fee  is  calculated   and  state  how  it  was
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              Act  Rule  0-11(a)(2)  and  identify  the  filing  for  which  the offsetting fee was paid  previously.  Identify the previous filing
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              date of its filing.

         (1)  Amount previously paid:

         (2)  Form, schedule or registration statement no.:

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         (4)  Date filed:






                        INTERNEURON PHARMACEUTICALS, INC.
                              One Ledgemont Center
                                99 Hayden Avenue
                         Lexington, Massachusetts 02173
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To be held March 5, 1997

To the Stockholders:

         Notice is hereby given that the Annual Meeting of the Stockholders of Interneuron Pharmaceuticals, Inc. (the "Company") will be held on March 5, 1997, at 10:00 a.m. local time at The Westin Hotel, First Floor, Eden Vale Ballroom C, 70 Third Avenue, Waltham, Massachusetts 02154. The Annual Meeting is called for the following purposes:

         1. To elect a board of ten directors;

         2. To approve and ratify a proposed amendment to the Amended and Restated Certificate of Incorporation of the Company increasing from 60,000,000 to 80,000,000 the number of authorized shares of Common Stock;

         3. To approve and ratify an amendment to the Company's 1994 Long-Term Incentive Plan, as amended, increasing from 3,000,000 to 6,000,000 the number of shares of Common Stock reserved for issuance;

         4. To approve and ratify the appointment of Coopers & Lybrand L.L.P. as the independent auditors of the Company; and

         5. To consider and take action upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

         The close of business on January 23, 1997 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. The stock transfer books of the Company will not be closed.

         All stockholders are cordially invited to attend the Annual Meeting. Whether or not you expect to attend, you are respectfully requested by the Board of Directors to sign, date and return the enclosed proxy promptly. Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof. A return envelope which requires no postage if mailed in the United States is enclosed for your convenience.

                                       By Order of the Board of Directors,

                                       Glenn L. Cooper, M.D.,
                                       President and Chief Executive Officer

Dated: January 28, 1997








                        INTERNEURON PHARMACEUTICALS, INC.
                              One Ledgemont Center
                                99 Hayden Avenue
                         Lexington, Massachusetts 02173
                                 (617) 861-8444

                                   -----------

                                 PROXY STATEMENT

                                   -----------

                         ANNUAL MEETING OF STOCKHOLDERS

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Interneuron Pharmaceuticals, Inc., a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders to be held at The Westin Hotel, First Floor, Eden Vale Ballroom C, 70 Third Avenue, Waltham, Massachusetts 02154 on March 5, 1997, at 10:00 a.m. and for any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Any stockholder giving such a proxy has the power to revoke it at any time before it is voted. Written notice of such revocation should be forwarded directly to the Vice President, Corporate Communications of the Company, at the above stated address. Attendance at the Annual Meeting will not have the effect of revoking the proxy unless such written notice is given or the stockholder votes by ballot at the Annual Meeting.

         If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the directions thereon and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which no direction is specified will be voted in favor of the actions described in this Proxy Statement, including the election of the nominees set forth under the caption "Election of Directors", the approval and ratification of a proposed amendment to the Amended and Restated Certificate of Incorporation (the "Certificate"), the approval and ratification of an amendment to the 1994 Long-Term Incentive Plan, as amended (the "1994 Plan"), and the approval and ratification of the appointment of Coopers & Lybrand L.L.P. as the independent auditors of the Company.

         The approximate date on which this Proxy Statement and the accompanying form of proxy will first be mailed or given to the Company's stockholders is January 28, 1997.

         Your vote is important. Accordingly, you are urged to sign and return the accompanying proxy card whether or not you plan to attend the Annual Meeting. If you do attend, you may vote by ballot at the Annual Meeting, thereby cancelling any proxy previously given.







                                VOTING SECURITIES

         Holders of shares of Common Stock, par value $.001 per share (the "Shares"), and holders of shares of Series B and Series C Convertible Preferred Stock, par value $.001 per share (the "Preferred Shares") of record as of the close of business on January 23, 1997, are entitled to notice of and to vote at the Annual Meeting on all matters except that the holders of the Preferred Shares are not entitled to vote for the election of directors. For purposes of voting at the Annual Meeting on all matters except the election of directors, the Preferred Shares are treated as converted into Shares. Accordingly, on the record date there were issued and outstanding (i) 41,073,297 Shares entitled to vote for the election of directors, and (ii) an aggregate of 41,695,519 Shares, including 622,222 Shares issuable upon conversion of the 244,425 Series B and Series C Preferred Shares, voting as one class, entitled to vote on all other matters. Each outstanding Share is entitled to one vote upon all matters to be acted upon at the Annual Meeting. A majority of the outstanding Shares entitled to vote on any matter and represented at the Annual Meeting in person or by proxy shall constitute a quorum. Assuming a quorum is present, the affirmative vote of a plurality of the 41,073,297 Shares so represented and entitled to vote is necessary to elect the directors, and the affirmative vote of a majority of the 41,695,519 Shares so represented and entitled to vote, excluding broker non-votes, is necessary to approve and ratify the proposed amendment to the Certificate, the amendment to the 1994 Plan and the appointment of Coopers & Lybrand L.L.P. as the independent auditors of the Company. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. If a stockholder, present in person or by proxy, abstains on any matter, the stockholder's Shares will not be voted on such matter. Thus, an abstention from voting on any matter has the same legal effect as a vote "against" the matter, even though the stockholder may interpret such action differently. Except for determining the presence or absence of a quorum for the transaction of business, broker non-votes are not counted for any purpose in determining whether a matter has been approved.

                             PRINCIPAL STOCKHOLDERS

         Set forth below is information concerning stock ownership of all persons known by the Company to own beneficially 5% or more of the Shares or Preferred Shares, each director, each executive officer named under "Executive Compensation" and all directors and executive officers of the Company as a group based upon the number of outstanding Shares and Preferred Shares as of January 23, 1997.

                                       Amount &
  Name of                           Nature of Bene-             Percent of
Stockholder                       ficial Ownership(1)      Outstanding Class(15)
-----------                       -------------------      ---------------------

Lindsay A. Rosenwald, M.D.            2,580,152(2)                  6.3%

Glenn L. Cooper, M.D.                   766,488(3)                  1.8%

Mark S. Butler                          420,500(4)                  1.0%

Thomas F. Farb                          133,406(5)                 *

Bobby W. Sandage, Jr., Ph.D.            305,277(6)                 *

Harry J. Gray                            38,250(7)                 *

Alexander M. Haig, Jr.                  203,000(8)                 *

Peter Barton Hutt                        38,250(7)                 *

Malcolm Morville, Ph.D.                  50,750(9)                 *

Robert K. Mueller                        50,750(9)                 *

Lee J. Schroeder                         50,750(9)                 *

David B. Sharrock                       50,250(10)                 *

Richard Wurtman, M.D.                  927,351(11)                  2.3%

J. Morton Davis                     10,799,458(12)                 26.3%
c/o D.H. Blair Investment
   Banking Corp.
44 Wall Street
New York, New York 10005

American Home Products Corp.           244,425(13)                  100%
Five Giralda Farms
Madison, New Jersey 07940

All directors and executive          5,615,174(14)                 13.0%
officers as a group (13 persons)

-----------
*less than 1%

(1) Beneficial ownership is defined in accordance with the rules of the Securities and Exchange Commission ("S.E.C.") and generally means the power to vote and/or to dispose of the securities regardless of any economic interest therein.

(2) Includes (i) 7,671 Shares issuable upon exercise of outstanding warrants and (ii) 60,000 Shares issuable upon exercise of options exercisable within 60 days, but excludes (i)

        100,000 Shares issuable upon exercise of options which are not exercisable within 60 days, (ii) 658,481 Shares owned by Dr. Rosenwald's wife, as to which Shares Dr. Rosenwald disclaims beneficial ownership, and (iii) 37,800 Shares owned by two limited partnerships, the limited partners of which include Dr. Rosenwald's wife and children, as to which Shares Dr. Rosenwald disclaims beneficial ownership.

(3) Includes (i) 6,488 Shares and (ii) 760,000 Shares issuable upon exercise of options exercisable within 60 days, but excludes (i) 560,000 Shares issuable upon exercise of options which are not exercisable within 60 days and (ii) 45,000 Shares issuable upon exercise of options owned by Dr. Cooper's wife as to which Shares Dr. Cooper disclaims beneficial ownership.

(4) Includes (i) 7,500 Shares, (ii) 3,000 Shares owned by Mr. Butler's children, and (iii) 410,000 Shares issuable upon exercise of options exercisable within 60 days, but excludes 310,000 Shares issuable upon exercise of options which are not exercisable within 60 days.

(5) Includes (i) 2,240 Shares and (ii) 131,666 Shares issuable upon exercise of options exercisable within 60 days, but excludes 418,334 Shares issuable upon exercise of options which are not exercisable within 60 days.

(6) Includes (i) 1,527 Shares and (ii) 303,750 Shares issuable upon exercise of options exercisable within 60 days, but excludes 291,250 Shares issuable upon exercise of options which are not exercisable within 60 days.

(7) Represents Shares issuable upon exercise of options exercisable within 60 days, but excludes 13,750 Shares issuable upon exercise of options which are not exercisable within 60 days.

(8) Includes (i) 202,500 Shares and (ii) 750 Shares issuable upon exercise of options exercisable within 60 days, but excludes 1,250 Shares issuable upon exercise of options which are not exercisable within 60 days.

(9) Represents Shares issuable upon exercise of options exercisable within 60 days, but excludes 1,250 Shares issuable upon exercise of options which are not exercisable within 60 days.

(10) Represents Shares issuable upon exercise of options exercisable within 60 days, but excludes 50,750 Shares issuable upon exercise of options which are not exercisable within 60 days.

(11) Includes (i) 830,259 Shares owned by Dr. Wurtman, (ii) 1,342 Shares owned by Dr. Wurtman's adult son, who has granted Dr. Wurtman an irrevocable proxy to vote such Shares and (iii) 95,750 Shares issuable upon exercise of options exercisable within

        60 days, but excludes, (i) 45,000 Shares held in a trust of which Dr. Wurtman is the sole beneficiary, (ii) 101,250 Shares issuable upon exercise of options which are not exercisable within 60 days, and (iii) 83,218 Shares owned by Judith Wurtman, Dr. Wurtman's wife, as to which Dr. Wurtman disclaims beneficial ownership.

(12) Includes (i) 1,043,500 Shares owned by J. Morton Davis; (ii) 8,772,993 Shares owned by D.H. Blair Investment Banking Corp. ("Blair Banking") which is owned by J. Morton Davis; (iii) 321,500 Shares owned by Mr.
        Davis' wife; (iv) 657,865 Shares owned by Rivkalex Corp., the sole stockholder of which is Mr. Davis' wife; and (v) 247,500 Shares owned by Engex, Inc., a closed-end investment company of which Mr. Davis is the Chairman of the Board and Blair Banking is the largest stockholder. Blair Banking and Mr. Davis disclaim beneficial ownership of the Shares owned by Mr. Davis' wife and Rivkalex.

        Excludes (i) an aggregate of 2,665,424 Shares owned by the four adult children (including the wife of Dr. Rosenwald) of Mr. Davis; (ii) an aggregate of 286,599 Shares owned by sons-in-law of Mr. Davis, who are officers of D.H. Blair & Co., Inc. ("Blair"), a company substantially owned by family members (including the wife of Dr. Rosenwald) of Mr. Davis; (iii) 91,250 Shares owned jointly by two adult children of Mr. Davis and their respective spouses, who are officers of Blair; (iv) 37,800 Shares owned by two limited partnerships, the limited partners of which are family members of Mr. Davis (including the wife and children of Dr. Rosenwald); and (v) 777,297 Shares owned by The Morton Foundation, a charitable foundation of which Mr. Davis' wife and two of their adult children are the trustees and for which a proxy to vote and dispose of such Shares is held by a third party, as to all of which Shares Blair Banking and Mr. Davis disclaim beneficial ownership.

(13) Represents Preferred Shares which are convertible into 622,222 Shares, each entitled to one vote per Share, on a converted basis, on all matters except the election of directors.

(14) Includes (i) 2,040,916 Shares issuable upon exercise of options exercisable within 60 days and (ii) 7,671 Shares issuable upon exercise of outstanding warrants, but excludes 1,864,084 Shares issuable upon exercise of options which are not exercisable within 60 days.

(15) All holders own Shares, with the exception of AHP which owns 244,425 Preferred Shares (convertible into 622,222 Shares) and 9,935 Shares. The numbers in this column reflect:

         (a) for holders of Shares the percent of class is calculated on the basis of 41,073,297 Shares outstanding, excluding 622,222 Shares issuable upon conversion of the Preferred Shares.

         (b)      for  holders  of  Preferred  Shares,  the  percent of class is
                  calculated   on  the  basis  of   244,425   Preferred   Shares
                  outstanding.

                              ELECTION OF DIRECTORS

         At the Annual Meeting, ten directors will be elected by the stockholders to serve until the next Annual Meeting of Stockholders or until their successors are elected and shall qualify. Each of the nominees is currently a director of the Company. Management recommends that the persons named below be elected as directors of the Company and it is intended that the accompanying proxy will be voted for the election as directors of the ten persons named below, unless the proxy contains contrary instructions. The Company has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the persons named in the proxy have advised that they will vote for the election of such person or persons as shall be designated by management.

         The following sets forth the names and ages of the ten nominees for election to the Board of Directors, their respective principal occupations or employments during the past five years and the period during which each has served as a director of the Company.

         Lindsay A. Rosenwald, M.D. (41) was a co-founder and since February 1989 has been Chairman of the Board of Directors of the Company. Dr. Rosenwald has been the Chairman and President of The Castle Group Ltd. ("Castle"), a biotechnology and biopharmaceutical venture capital firm, since October 1991, the Chairman and President of Paramount Capital Investment, LLC, a merchant banking firm, since 1995 and the Chairman and President of Paramount Capital, Inc., an investment banking firm, since February 1992. In June 1994, Dr. Rosenwald founded Paramount Capital Asset Management, Inc., a money management firm specializing in the biotechnology and health sciences industry. From 1987 until 1991, Dr. Rosenwald was a Managing Director, Corporate Finance at Blair, an investment banking firm. Dr. Rosenwald received his M.D. from Temple University School of Medicine and his B.S. in Finance from Pennsylvania State University. Dr. Rosenwald is a member of the Board of Directors of the following publicly-traded pharmaceutical or biotechnology companies: Ansan, Inc., Atlantic Pharmaceuticals, Inc., Avigen, Inc., BioCryst Pharmaceuticals, Inc., Neose Technologies, Inc., Sparta Pharmaceuticals, Inc., Titan Pharmaceuticals, Inc., VimRx Pharmaceuticals, Inc., and Xenometrix, Inc., and is Chairman of the Board or a member of the Board of Directors of a number of privately held companies in the biotechnology or pharmaceutical fields.

         Glenn L. Cooper, M.D. (44) has been President, Chief Executive Officer and a director of the Company since May 1993. Dr. Cooper was also President and Chief Executive Officer of Progenitor, Inc. ("Progenitor"), a subsidiary of the Company, from September 1992 to June 1994. Dr. Cooper is also Chairman of the Board of Directors of Intercardia, Inc. ("Intercardia"), a subsidiary of the Company and Progenitor, and is a director of each of Transcell Technologies, Inc. ("Transcell") and InterNutria, Inc. ("InterNutria"), subsidiaries of the Company, and serves as acting President and Chief Executive Officer of Transcell, as well as a director of Aeolus Pharmaceuticals, Inc. ("Aeolus"), a subsidiary of Intercardia. Prior to joining Progenitor, Dr. Cooper was Executive Vice President and Chief Operating Officer of Sphinx Pharmaceuticals Corporation from August 1990. Dr. Cooper had been associated with Eli Lilly since 1985, most recently, from June 1987 to July 1990, as Director, Clinical Research, Europe, of Lilly Research Center Limited; from October 1986 to May 1987 as International Medical Advisor, International Research Coordination of Lilly Research
Laboratories; and from June 1985 to September 1986 as Medical Advisor, Regulatory Affairs, Chemotherapy Division at Lilly Research Laboratories. Dr. Cooper received his M.D. from Tufts University School of Medicine, performed his postdoctoral training in Internal Medicine and Infectious Diseases at the New England Deaconess Hospital and Massachusetts General Hospital and received his A.B. from Harvard College.

         Harry J. Gray (77) has been a director of the Company since May 1993. Mr. Gray was associated with United Technologies Corp. for 17 years and was its President from 1971 until 1972 when he became its Chairman and Chief Executive Officer until his retirement in 1986. Mr. Gray is currently Chairman and Chief Executive Officer of Harry Gray Associates of Florida, a private investment firm, Chairman and Chief Executive Officer of Mott Corporation and Chairman and Chief Executive Officer of Worldwide Fulfillment and Distribution, Inc.

         Alexander M. Haig, Jr. (72) has been a director of the Company since January 1990. Since August 1982, General Haig has been Chairman and President of Worldwide Associates, Inc., a business adviser to both U.S. and foreign companies in connection with international marketing and sales activities. From January 1981 until July 1982, General Haig served as Secretary of State of the United States. From November 1979 until January 1981, General Haig was President and Chief Operating Officer of United Technologies Corp. and is currently a senior consultant to such corporation. From 1974 through 1979, General Haig was the Supreme Allied Commander of NATO. Prior to that, he was White House Chief of Staff under the Nixon and Ford Administrations. General Haig currently serves on the Board of Directors of America Online, Inc. and MGM Grand, Inc. and is also a director of Progenitor.

         Peter Barton Hutt (62) has been a director of the Company since April 1994. Mr. Hutt has been a partner of Covington & Burling, a Washington, D.C. law firm, since 1975 and from 1968 through 1971, and has been associated with the firm since 1960. He served as Chief Counsel of the Food and Drug Administration ("FDA") from 1971 to 1975. He currently serves on the Board of Directors of several developmental stage pharmaceutical companies, including Cell Genesys, Inc., Emisphere Technologies, Inc., IDEC Pharmaceuticals Corp. and Sparta Pharmaceuticals, Inc., Mr. Hutt received a B.A. from Yale University, an L.L.B. from Harvard University and an L.L.M. from New York University.

         Malcolm Morville, Ph.D. (51) has been a director of the Company since February 1993. Since February 1993, Dr. Morville has been President and Chief Executive Officer and a director of Phytera, Inc., a plant and marine microbial-based biotechnology company. Dr. Morville is also Chairman and a member of the Board of Directors of Phytera A/S and a member of the Board of Directors of Phytera Ltd., both of which are wholly-owned subsidiaries of Phytera, Inc. From June 1988 through January 1993, Dr. Morville held various positions with ImmuLogic Pharmaceutical Corporation, including Division Vice President, Allergic Diseases Strategic Business Unit and Senior Vice President, Development and Preclinical Research. From 1970 to

June 1988, Dr. Morville held various positions with Pfizer Central Research, including Director, Immunology and Infectious Diseases and Assistant Director, Metabolic Diseases and General Pharmacology. Dr. Morville received his Ph.D. and his B.Sc. in Biochemistry at the University of Manchester Institute of Science and Technology (U.K.).

         Robert K. Mueller (83) has been a director of the Company since February 1993. Mr. Mueller was Chairman of the Board of Arthur D. Little, Inc. from 1977 until his retirement in 1989 and currently serves as a consultant to such entity, and is a member of the Board of Directors of its U.K. subsidiary, Arthur D. Little, Ltd. (U.K.) and Decision Resources, Inc. From 1935 to 1968, when he joined Arthur D. Little, Inc., Mr. Mueller held various positions with Monsanto Company, including director, member of the executive committee and vice president positions. Mr. Mueller is the author of numerous books and articles on management and corporate governance, and received his M.S. in Chemistry from the University of Michigan, his B.S. in Chemical Engineering from Washington University and completed the Advanced Management Program at Harvard University.

         Lee J. Schroeder (68) has been a director of the Company since August 1991. Since 1985, Mr. Schroeder has been the President of Lee Schroeder & Associates, Inc., a pharmaceutical consulting firm. Mr. Schroeder was President and Chief Operating Officer of FoxMeyer Lincoln Drug Co., a wholesale drug company, from February 1983 to March 1985 and was the Executive Vice President, responsible for United States pharmaceutical operations, and a member of the executive committee of Sandoz, Inc. from April 1981 to February 1983, and was Vice President and General Manager of Dorsey Laboratories, a division of Sandoz, Inc., from November 1974 to April 1981. Mr. Schroeder is also a member of the Board of Directors of Ascent Pediatrics, Inc., Celgene Corporation, Harris Laboratories, and MGI Pharma Inc.

         David B. Sharrock (60) has been a director of the Company since February 1995. Mr. Sharrock was associated with Marion Merrell Dow Inc. and its predecessor companies for over thirty-five years until his retirement in December 1993. Most recently, since December 1989, he served as Executive Vice President and Chief Operating Officer and a director, and in 1988, he was named President and Chief Operating Officer of Merrell Dow Pharmaceuticals Inc. Mr. Sharrock has been a consultant to the Company since February 1994 and is also a director of Progenitor and Intercardia and member of the Board of Directors of Cincinnati Bell Inc. and Unitog Co.

         Richard Wurtman, M.D. (60) was a co-founder of the Company and has been a director of the Company and Chairman of the Scientific Advisors since the Company's inception in October 1988. Dr. Wurtman is the Cecil H. Green Distinguished Professor in the Department of Brain and Cognitive Sciences at the Massachusetts Institute of Technology ("MIT") where he has been a full-time Professor of Neuroendocrine Regulation since 1967 and a Professor of Neuropharmacology at the Whitaker College of Health Sciences, Technology and Management at MIT. Since July 1985, he has been the Director of the Clinical Research Center at MIT. Since 1978, he has been a part-time Professor of Neuroendocrine Regulation at Harvard University. Dr. Wurtman received his M.D. from Harvard University and his B.A. from the University of

Pennsylvania. Dr. Wurtman is a consultant to the Company and devotes only a portion of his time (limited to a maximum of five days per month) to the Company and also is a consultant to other pharmaceutical entities, including Les Laboratoires Servier ("Servier") and Grupo Ferrer ("Ferrer").

         Directors are elected by the Company's stockholders at each annual meeting or, in the case of a vacancy, are appointed by the directors then in office, to serve until the next annual meeting or until their successors are elected and qualified. Officers are appointed by and serve at the discretion of the Board of Directors.

         The Board of Directors of the Company held seven meetings during the fiscal year ended September 30, 1996 ("fiscal 1996"). Each of the directors, except for General Haig and Mr. Hutt, attended at least 75% of the meetings of the Board of Directors and the committees thereof on which such director served, held during fiscal 1996.

         The Audit Committee consists of General Haig, Mr. Mueller and Mr. Schroeder. The Audit Committee is authorized by the Board of Directors to review, with the Company's independent auditors, the annual financial statements of the Company and to make annual recommendations to the Board of Directors for the appointment of independent public auditors for the ensuing year. The Audit Committee also reviews the effectiveness of the financial and accounting functions, organization, internal controls and related party transactions. The Audit Committee met four times during fiscal 1996.

         The Compensation Committee, which consists of Mr. Gray, General Haig, Dr. Morville and Mr. Sharrock, reviews and sets on behalf of the Board of Directors, the compensation and benefits of all executive officers of the Company, reviews general policy matters relating to compensation and benefits of employees of the Company, administers the 1994 Plan, consults with management on matters concerning compensation and makes recommendations to the Board of Directors on compensation matters where approval of the Board of Directors is required. The Compensation Committee met three times during fiscal 1996, including one meeting during a regular meeting of the Board of Directors. The Company does not have a nominating committee.

                              DIRECTOR COMPENSATION

         With the exception of General Haig, who receives a $10,000 fee per meeting attended, non-employee directors (except Drs. Rosenwald and Wurtman) of the Company receive a fee of $2,000 per in-person meeting attended (for each meeting held by telephone conference, such directors receive a percentage of the regular meeting fee) and, (except Dr. Rosenwald) are reimbursed for expenses actually incurred (except Dr. Rosenwald) in attending meetings. During fiscal 1996 each of such directors received options, to purchase 1,000 Shares, as an automatic grant pursuant to the terms of the 1994 Plan. In December 1996, the Company granted options to purchase 100,000 Shares, subject to annual vesting, to each of Drs. Rosenwald and Wurtman. On March 6, 1997, assuming stockholder approval of the amendment to increase the number of

Shares authorized for grant pursuant to the 1994 Plan, each of the following directors will receive automatic grants of options to purchase 5,000 Shares pursuant to the 1994 Plan: Mr. Gray, General Haig, Mr. Hutt, Dr. Morville, Mr. Mueller, Mr. Schroeder, Mr. Sharrock and Dr. Wurtman. See "Approval and Ratification of the Amendment to the 1994 Long-Term Incentive Plan, As Amended."

         The Company has a Consulting and Non-Competition Agreement with each of Dr. Wurtman and Mr. Sharrock and a Management Agreement with Dr. Rosenwald. During fiscal 1996, the Company paid Drs. Wurtman and Rosenwald fees of $146,077 and $30,000, respectively, pursuant to their agreements. In fiscal 1996, the Company and its subsidiaries paid or accrued to Mr. Sharrock, who also serves as a director of Progenitor and Intercardia, and as a consultant to Progenitor: (i) an aggregate of $32,000 in consulting fees, including $2,000 and $10,500 in fees for consulting services rendered by Mr. Sharrock to Intercardia and Progenitor, respectively; (ii) directors' fees, including $4,000 and $10,000 in directors' fees from Intercardia and Progenitor, respectively; and (iii) granted options, including options to purchase 15,000 shares of common stock of each of Intercardia and Progenitor , to Mr. Sharrock. General Haig also serves as a director of Progenitor. In fiscal 1996, Progenitor granted options to purchase 15,000 shares of Progenitor common stock to General Haig. The options granted by Progenitor to each of General Haig and Mr. Sharrock, and by Intercardia to Mr. Sharrock, are all exercisable at a price equal to the fair market value of such company's common stock on the date of grant.

                             EXECUTIVE COMPENSATION

         The following summary compensation table sets forth the aggregate compensation paid or accrued by the Company to the Chief Executive Officer and to executive officers whose annual compensation exceeded $100,000 for fiscal 1996 (collectively, the "named executive officers") for services during the fiscal years ended September 30, 1996, 1995 and 1994:

                                            Summary Compensation Table

                                                                Annual Compensation
                                                                -------------------
                                                                                         Long Term
                                                                          Other        Compensation
                                                                         Annual         Securities      All Other
                                                 Salary      Bonus    Compensation      Underlying    Compensation
 Name and Principal Position           Year      ($)(1)     ($) (2)      ($)(3)        Options($)(4)     ($)(5)
-------------------------------------------------------------------------------------------------------------------
Glenn L. Cooper, M.D.                  1996     287,500    195,000       143,110          95,000          4,152
     President and Chief               1995     250,000     75,000        22,774         420,000          4,083
     Executive Officer                 1994     259,615     37,500         --             17,000          4,098

Mark S. Butler                         1996     222,500    138,750        65,872         150,000          2,968
    Executive Vice President, Chief    1995     215,000     64,500        61,467         120,000          2,405
    Administrative Officer and         1994     177,789     32,250        32,012         300,000          1,960
    General Counsel

Thomas F. Farb                         1996     207,500    130,500        13,779         125,000          5,369
    Executive Vice President, Finance, 1995     200,000     60,000        36,854         120,000          6,526
    Chief Financial Officer            1994      99,231     30,000        14,000         250,000          2,484
    and Treasurer

Bobby W. Sandage, Jr., Ph.D.           1996     203,962    115,500         --            --               1,575
    Executive Vice President, Research 1995     186,566     55,755         --            220,000          1,633
    and Development, Chief             1994     189,807     27,750         --            --               1,711
    Scientific Officer

---------------------------

 (1) Includes for 1994 a 7.5% voluntary deferral of salary by the named executive officer from August 1994 through March 1995, which were accrued in fiscal 1994 and paid in fiscal 1995 in the following amounts: $2,163 for Dr. Cooper; $1,861 for Mr. Butler; $1,731 for Mr. Farb, and $1,601 for Dr. Sandage. The salaries listed include contributions made by the named executive officers to the Company's 401(k) Plan in the following amounts: (i) for fiscal 1996, $9,800 for Dr. Cooper, $8,063 for Mr. Butler $6,300 for Mr. Farb and $9,878 for Dr. Sandage; (ii) for fiscal 1995, $4,700 for Dr. Cooper, $9,241 for Mr. Butler and $9,678 for Dr. Sandage; and (iii) for fiscal 1994, $2,800 for Dr. Cooper, $4,975 for Mr. Butler and $10,875 for Dr. Sandage.

 (2) Includes the following: (i) for fiscal 1996, bonuses which were accrued in fiscal 1996, portions of which were paid in fiscal 1997 in the following amounts: $150,000 for Dr. Cooper; $90,000 for Mr. Butler; $84,000 for Mr. Farb and $84,000 for Dr. Sandage; (ii) for fiscal 1995, bonuses which were accrued in fiscal 1995 and paid in fiscal 1996; and
         (iii) for fiscal 1994, bonuses, portions of which were voluntarily deferred by the named executive officers, and which were accrued in fiscal 1994 and paid in fiscal 1995 in the following amounts: $37,500 for Dr. Cooper, $32,250 for Mr. Butler, $12,500 for Mr. Farb, and $27,750 for Dr. Sandage.

 (3) Amounts shown in this column consist of the following: (i) for fiscal 1995 and fiscal 1996, reimbursements for the payment of taxes incurred, in connection with benefits received; (ii) for fiscal 1996, for Dr. Cooper, $115,626 of debt forgiveness; and (iii) moving and relocation expenses in the following amounts: (a) for fiscal 1996, for Mr. Butler, $43,309 of moving, relocation and temporary living expenses, $36,607 of which was paid in fiscal 1996 and $6,702 of which was accrued in fiscal 1996 but paid in fiscal 1997; (b) for fiscal 1995, temporary living expenses for Mr. Butler, $30,822 and for Mr. Farb, $22,000; and (c) for fiscal 1994, temporary living expenses, for Mr. Butler, $32,012 and for Mr. Farb, $14,000.

 (4) Consists of the following: (i) for fiscal 1996 and fiscal 1995, options granted under the Company's 1994 Plan, except for Dr. Cooper for fiscal 1996, which consists of (a) 50,000 options granted to Dr. Cooper by Transcell; and (b) options to purchase an aggregate of 45,000 Shares granted under the 1994 Plan to Dr. Cooper's wife, the Company's Vice President of Human Resources, as to which Shares Dr. Cooper disclaims beneficial ownership; and (ii) for fiscal 1994, options granted under the Company's 1989 Stock Option Plan (the "1989 Plan"), except for Dr. Cooper, which consist of options granted to Dr. Cooper by Progenitor.

 (5)     Amounts shown in this column include the following:

         (a) disability insurance premiums on behalf of the named executive officers, in the following amounts: (i) for fiscal 1996, $1,054 for Dr. Cooper, $935 for Mr. Butler, $4,710 for Mr. Farb and $853 for Dr. Sandage; (ii) for fiscal 1995, $1,350 for Dr. Cooper, $1,161 for Mr. Butler, $6,162 for Mr. Farb and $1,003 for Dr. Sandage; and (iii) for fiscal 1994, $1,463 for Dr. Cooper, $968 for Mr. Butler, $2,616 for Mr. Farb and $1,067 for Dr. Sandage.

         (b) group term life insurance premiums on behalf of the named executive officers, in the following amounts: (i) for fiscal 1996, $1,020 for Dr. Cooper, $2,033 for Mr. Butler, $659 for Mr. Farb and $722 for Dr. Sandage; (ii) for fiscal 1995, $765 for Dr. Cooper, $1,244 for Mr. Butler, $364 for Mr. Farb and $630 for Dr. Sandage; and (ii) for fiscal 1994, $867 for Dr. Cooper, $992 for Mr. Butler, $232 for Mr. Farb and $644 for Dr. Sandage. The Company has also made term life insurance premium payments on behalf of Dr. Cooper in the following amounts: (i) for fiscal 1996, $2,078; (ii) for fiscal 1995, $1,968; and (iii) for fiscal 1994, $1,768.

         The following table sets forth certain information with respect to individual grants of stock options made by the Company and its subsidiaries during fiscal 1996 to named executive officers:

                                         Option Grants in Last Fiscal Year


                                                                                       Potential Realizable Value at
                                                                                          Assumed Annual Rates of
                                                                                       Stock Price Appreciation for
                                               Individual Grants                              Option Term(5)
                               -------------------------------------------------------     --------------------
                                    No. of       % of Total
                                  Securities       Options
                                  Underlying     Granted to
                                    Options     Employees in      Exercise   Expiration
       Name                         Granted    Fiscal Year (4)      Price       Date           5%           10%
-------------------------------------------------------------------------------------------------------------------
Glenn L. Cooper, M.D.             50,000(1)          5.8%           $.90       5/17/06        $28,300       $71,718

Mark S. Butler                   150,000(2)         17.9%         $14.75      10/19/05     $1,391,429    $3,526,155

Thomas F. Farb                   125,000(3)         14.9%         $19.00      12/14/05     $1,493,625    $3,785,138
-----------

(1) Represents options granted by Transcell, a subsidiary of the Company which is not a reporting company under the Securities Exchange Act of 1934, as amended (the "1934 Act") to Dr. Cooper, who is also acting President of Transcell. The options are exercisable in equal installments cumulatively over three years commencing May 17, 1997.

(2) These options are exercisable in equal installments cumulatively over three years commencing December 6, 1996.

(3) These options are exercisable in equal installments cumulatively over three years commencing April 1, 1997.

(4) Based on the total of options granted by the Company to its employees during fiscal 1996, except for the grant by Transcell to Dr. Cooper, whose percentage is calculated on the basis of total option grants by Transcell to employees of Transcell during the fiscal year ended September 30, 1996.

(5) Calculated by multiplying the exercise price by the annual appreciation rate shown (as prescribed by S.E.C. rules and compounded for the term of the options), subtracting the exercise price per share and multiplying the gain per share by the number of shares covered by the options. These amounts are not intended to forecast possible future appreciation, if any, of the price of the Company's Shares or the price of the common stock of Transcell. The actual value realized upon exercise of the options to purchase Company Shares will depend on the fair market value of the Company's Shares on the date of exercise. There is no public market for the common stock of Transcell, and the actual value realized upon exercise of the options to purchase shares of common stock of Transcell will depend upon the fair market value of the common stock of Transcell on the date of exercise, which will depend in part on whether a public market for Transcell's common stock is established.

The following table sets forth certain information with respect to each exercise of stock options during fiscal 1996 by named executive officers and the number and value of unexercised options held by each of the named executive officers as of September 30, 1996:

                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year-End Option Values


                                                               Number of Securities              Value
                                                              Underlying Unexercised    of Unexercised in-the-
                                     Shares                      Options at Fiscal         Money Options at
                                    Acquired        Value      Year-End Exercisable/        Fiscal Year-End
       Name                      on Exercise (#) Realized ($)    Unexercisable (#)   Exercisable/Unexercisable ($)(1)
-------------------------------------------------------------------------------------------------------------------

Glenn L. Cooper, M.D.                 --           --              760,000/260,000        15,132,500/5,410,000
Mark S. Butler                        --           --              260,000/310,000         5,095,000/5,210,000
Thomas F. Farb                        95,000       2,105,629       131,666/268,334         2,649,778/4,168,347
Bobby W. Sandage, Jr., Ph.D.          --           --              303,750/141,250         6,259,844/2,835,781

-----------
(1) Calculated by multiplying the number of unexercised options outstanding at September 30, 1996 by the difference between the fair market value of the Common Stock at September 30, 1996 ($28.25) and the option exercise price.

                      STOCK PRICE PERFORMANCE PRESENTATION

         The following chart compares the cumulative total stockholder return on the Company's Shares with the cumulative total stockholder return of (i) the Nasdaq Market Index and (ii) a peer group index consisting of companies reporting under the Standard Industrial Classification Code 2834 (Pharmaceutical Preparations):

                      COMPARISON OF CUMULATIVE TOTAL RETURN
                AMONG INTERNEURON PHARMACEUTICALS, INC. ("IPI"),
              NASDAQ MARKET INDEX AND PEER GROUP INDEX ("SIC") (1)


                                     1991          1992          1993          1994        1995          1996
                                     ----          ----          ----          ----        ----          ----
Interneuron Pharma-
   ceuticals, Inc.                   100         105.36        116.07         88.39       164.29       403.57
Peer Group Index                     100         100.91         85.68         96.36       139.31       184.83
Nasdaq Market                        100          98.34        127.89        135.34       164.32       191.84

-------

(1) Assumes $100 invested on September 30, 1991 and assumes dividends reinvested. Measurement points are at the last trading day of the fiscal years ended September 30, 1991, 1992, 1993, 1994, 1995 and 1996. The
       material in this chart is not soliciting material, is not deemed filed with the S.E.C. and is not incorporated by reference in any filing of the Company under the Securities Act of 1993, as amended, (the "1933 Act") or the 1934 Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing. A list of the companies included in the Peer Group Index will be furnished by the Company to any stockholder upon written request to the Vice President, Corporate Communications.

             EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
                         CHANGE-IN-CONTROL ARRANGEMENTS

         In April 1996, the Company entered into a new employment agreement (the "Cooper Agreement") with Dr. Cooper, to continue to serve as President and Chief Executive Officer of the Company for a term of three years, subject to renewal of one year periods based upon the mutual agreement of Dr. Cooper and the Company. The Cooper Agreement, which replaced the Company's original employment agreement with Dr. Cooper pursuant to which Dr. Cooper received a base annual salary of $300,000, provides for Dr. Cooper to receive a base salary of $300,000, which was increased to $350,000 per annum in December 1996, plus bonuses based on the achievement of milestones to be agreed upon between the Company and Dr. Cooper and payable under the Senior Executive Bonus Plan.

         In October 1993, the Company loaned Dr. Cooper $140,000 (the "Company Loan") which was used to repay the balance of a loan made to Dr. Cooper by Progenitor. The Company

Loan originally provided for repayment as follows: (a) $30,000, plus accrued interest, was to be repaid upon, and out of the proceeds of, the sale by Dr. Cooper of any securities of the Company or of the sale of Dr. Cooper's house and
(b) $110,000, plus accrued interest, would be forgiven by the Company upon the achievement of specified milestones. During the first and second quarters of fiscal 1996, an aggregate of 50% or $64,234 of the forgivable portion of the
Company Loan, including accrued interest, was forgiven based upon the achievement of two specified milestones, resulting in a principal balance for the Company Loan of $85,000. Pursuant to the Cooper Agreement, the Company Loan, which becomes payable upon the earlier of the termination of Dr. Cooper's employment or May 2000, is evidenced by a promissory note which now provides for the repayment of the $85,000 balance, plus accrued interest, which amount shall be forgiven by the Company, in installments of 50%, upon the achievement of two specified milestones. During the third quarter of fiscal 1996, 50% or $51,392 of the Company Loan, including accrued interest, was forgiven based upon the achievement of one milestone, resulting in a principal balance at September 30, 1996 of $42,500.

         The Company provides Dr. Cooper with a $1,000,000 life insurance policy payable to the beneficiary of his choice. The Cooper Agreement provides that Dr. Cooper may not, during the term of the agreement and for a year from the date of termination of employment, engage in any business competitive with the Company or its research activities. If Dr. Cooper is terminated for reasons other than cause, he is entitled to receive his base salary plus pro-rated average bonuses, subject to set-off from other employment, for a twelve-month period. In the event of a Change in Control, as defined under the Cooper Agreement, Dr. Cooper is entitled to receive his base salary due for the remaining portion of his employment agreement, either in a lump sum or installments, at the discretion of the Company.

         Pursuant to a letter agreement between the Company and Bobby W. Sandage, Jr., Ph.D. effective November 1991, Dr. Sandage, the Company's Executive Vice President, Research and Development, Chief Scientific Officer receives a base annual salary, which was increased to $210,000 in December 1995 and to $222,600 in December 1996, to be reviewed annually. Dr. Sandage was eligible to participate in the Company's Senior Executive Bonus Plan for fiscal 1996. If Dr. Sandage is terminated for reason other than cause, he is entitled to salary and benefits coverage for the earlier of up to six months or until he finds a new position. Dr. Sandage may continue to consult with third parties in fields unrelated to Company business during non-working hours.

         Effective December 1993, the Company entered into a letter agreement with Mark S. Butler, the Company's Executive Vice President, Chief Administrative Officer and General Counsel. The agreement provides for a base salary, which was increased to $225,000 in December 1995 and to $238,500 in December 1996, to be reviewed annually. Mr. Butler was also eligible to participate in the Company's Senior Executive Bonus Plan for fiscal 1996. If Mr. Butler is terminated for reason other than cause or if Mr. Butler elects to terminate for just cause, Mr. Butler is entitled to receive salary for a period of nine months following such termination, subject to set-off from other employment.

         In April 1994, the Company entered into a letter  agreement with Thomas
F. Farb, the Company's Executive Vice President, Finance, Chief Financial Officer, and Treasurer. The agreement provides for a base salary, which was increased to $210,000 in December 1995 and to $222,600 in December 1996, to be reviewed annually. Mr. Farb was also eligible to participate in the Company's Senior Executive Bonus Plan for fiscal 1996. If Mr. Farb is terminated for reason other than cause or if Mr. Farb elects to terminate for just cause, Mr. Farb is entitled to receive salary for a period of nine months following such termination, subject to set-off from other employment.

         In the event of certain transactions, including those which may result a change in control, as defined under the Company's 1989 Plan and 1994 Plan, unvested installments of options to purchase Shares held by all executive officers of the Company may become immediately exercisable.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the 1934 Act requires the Company's executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file with the S.E.C. initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Such executive officers, directors, and greater than 10% beneficial owners are required by S.E.C. regulation to furnish the Company with copies of all Section 16(a) forms filed by such reporting persons.

         Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and greater than 10% beneficial owners were complied with.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During fiscal 1996, the members of the Compensation Committee were: Mr. Gray, General Haig, Dr. Morville and Mr. Sharrock. Mr. Sharrock, who serves as the Chairman of the Company's Compensation Committee, is also a consultant to the Company and Progenitor and a director of Progenitor and Intercardia. In fiscal 1996, the Company and its subsidiaries paid or accrued to Mr. Sharrock;
(i) an aggregate of $32,000 in consulting fees, including $2,000 and $10,500 in fees for consulting services rendered by Mr. Sharrock to Intercardia and Progenitor, respectively; (ii) directors' fees, including $4,000 and $10,000 in directors' fees from Intercardia and Progenitor, respectively, and (iii) granted options, including options to purchase 15,000 shares of common stock of each of Interdardia and Progenitor, to Mr. Sharrock. The options granted to Mr. Sharrock by each of Progenitor and Intercardia are exercisable at a price equal to the fair market value of such company's common stock on the date of grant. See "Certain Transactions."

                       BOARD COMPENSATION COMMITTEE REPORT
                          ON EXECUTIVE COMPENSATION (1)

         The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between executive compensation and the creation of stockholder value, while at the same time attracting, motivating and retaining senior management. The Compensation Committee's informal executive compensation philosophy (which applies generally to all Company management, including the President and Chief Executive Officer, Glenn L. Cooper, M.D.) considers a number of factors, which may include:

o providing levels of compensation competitive with companies at a comparable stage of development and in the Company's geographic area;

o        integrating   management's   compensation   with  the   achievement  of
         performance goals;

o        rewarding above average corporate performance; and

o recognizing and providing incentive for individual initiative and achievement.

         During fiscal 1996, the compensation of senior management was weighted in part toward short-term incentives, including compensation contingent upon the Company achieving certain business and financial objectives. The Compensation Committee also endorses the position that equity ownership by senior management is beneficial in aligning senior management's and stockholders' interest in the enhancement of stockholder value by providing senior management with longer-term incentives. Accordingly, compensation structures for senior management generally include a combination of salary, bonuses and stock options. Specific executive officer base salary and bonus awards are determined with respect to performance during the previous fiscal year, based on a range of measures and internal targets set before the start of each fiscal year and in part by comparison to the compensation of executive officers of comparable biotechnology and pharmaceutical companies. The Compensation Committee considers the Company's performance under these measures and uses its subjective judgment and discretion in approving individual compensation.

         In formulating the Senior Executive Bonus Plan for fiscal 1996 for executive officers of the Company, including Dr. Cooper, the Compensation Committee adopted short-term performance measures tied to the Company's cash position and Common Stock price, reflecting the goal of positioning the Company for future growth and enhancing stockholder value. The Senior Executive Bonus Plan for fiscal 1996 entitled the named executive officers to a bonus equal to varying percentages of base salary if, among other events, (i) specified levels of funds were received by the Company during fiscal 1996 or (ii) the Company's Common Stock price achieved certain levels. The Company met or exceeded the performance targets for fiscal 1996 and, accordingly, under the Senior Executive Bonus Plan for fiscal 1996, Dr. Cooper received a bonus of $195,000, and Messrs. Butler and Farb and Dr. Sandage received bonuses of $123,750, $115,500, and $115,500, respectively. In addition, during fiscal 1996, each of Messrs. Butler and Farb received bonuses of $15,000.

         The Compensation Committee implements its policy on longer-term compensation to executive officers, including the chief executive officer, by granting to an executive officer upon joining the Company stock options with vesting over a three year period commencing one year from the date of grant and, prior to the period in which the final installment of previously granted options become exercisable, granting a new option to purchase approximately 50% of the number of Shares issuable upon exercise of the original option with vesting commencing one year after the previous option grant becomes fully vested. As a result, during fiscal 1996, each of Messrs. Butler and Farb were granted options to purchase Shares representing approximately 50% of the number of options originally granted to each of such named executive officers, to commence vesting approximately one year after the period in which the original options granted to such executive officers become fully vested.

         The compensation received during fiscal 1996 by Dr. Cooper was governed in part by the Cooper Agreement, entered into in April 1996, and in part by Dr. Cooper's prior employment agreement. The terms of the Cooper Agreement were arrived at after the Company considered a number of factors, including the following: (i) a review of Dr. Cooper's performance as President and Chief Executive Officer of the Company, (ii) a review of the compensation received by chief executive officers of comparable biotechnology and pharmaceutical companies in the Boston, Massachusetts area and (iii) a desire to provide Dr. Cooper with long-term incentives to maximize stockholder value and to provide Dr. Cooper with an equity interest in the Company comparable to that of chief executive officers of comparable biotechnology and pharmaceutical companies. In addition, the Compensation Committee adopted the Senior Executive Bonus Plan for fiscal 1996, pursuant to which the Compensation Committee determined Dr. Cooper's bonus for fiscal 1996, based upon the achievement of certain objective criteria, as described above.

         The Company may not have complied during fiscal 1996 with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), for option grants, although the Company should not incur compensation to any of the named executive officers in excess of $1,000,000.

                                   David B. Sharrock, Chairman
                                   General Alexander M. Haig, Jr.
                                   Harry J. Gray
                                   Malcolm Morville, Ph.D.
-----------
(1) The material in this report is not soliciting material, is not deemed filed with the S.E.C. and is not incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

                              CERTAIN TRANSACTIONS




         The Company had a Consulting and Non-Competition Agreement (the "Wurtman Consulting Agreement") with Richard Wurtman, M.D., a director of the Company, and his wife, Judith Wurtman, Ph.D., which automatically renewed on January 1 for consecutive periods of one year, unless either party otherwise gave notice to terminate sixty days prior to expiration of the then current term. In November 1995, the Wurtman Consulting Agreement was superseded by a Consultant and Non-Competition Agreement between the Company and Dr. Richard Wurtman and, effective as of April 5, 1995, a Consultant and Non-Competition Agreement between InterNutria and Dr. Judith Wurtman. The new agreement entitles Dr. Richard Wurtman to an annual consulting fee of $150,000, subject to increases, and to a bonus upon FDA approval of Redux(TM). As a result, Dr. Wurtman received a $75,000 bonus in connection with the approval of Redux in April 1996, and $146,077 in consulting fees from the Company in fiscal 1996. The new agreement entitles Dr. Judith Wurtman to an annual consulting fee from InterNutria of $70,000, subject to increases, and options to purchase approximately 5% of the common stock of InterNutria. During fiscal 1996, Dr. Judith Wurtman received $60,462 in consulting fees.

         Drs. Richard Wurtman and Judith Wurtman have advised the Company that in accordance with MIT policy, they are entitled to receive from MIT a percentage of any royalties received by MIT in connection with MIT's licenses of dexfenfluramine to Servier and citicoline to Ferrer. They have further advised that in accordance with such policy, they are not entitled to share in royalties derived by MIT from any licensee in which they have an equity interest (such as the Company).

         In fiscal 1996, in connection with an agreement relating to melatonin, which led to the development of the Company's Melzone(TM) product, Dr. Richard Wurtman received payments aggregating approximately $28,000 from the Company.

         In fiscal 1996, the Company made contributions of approximately $182,000 to The Center for Brain Science and Metabolism Charitable Trust, of which Dr. Richard Wurtman is the Scientific Director. This trust provides grants and fellowships to not-for-profit institutions, including MIT, and post-doctoral fellows for research in brain behavior, nutrition and pharmacology and has supported research on citicoline and melatonin.

         In November 1995, the Company and InterNutria entered into an Asset Purchase Agreement with AVAX Technologies, formerly Walden Laboratories, Inc. ("AVAX"), pursuant to which InterNutria purchased substantially all of the assets of AVAX, including a product intended for the treatment of pre-menstrual syndrome and related intellectual property, for consideration payable in Shares with a fair market value at the date of payment equal to an aggregate of $2,400,000, to be paid in two equal annual installments in December 1996 and 1997. In December 1996, the Company issued an aggregate of 55,422 Shares as the first installment, which Shares were distributed to certain stockholders of AVAX in accordance with the terms of the Asset Purchase Agreement. InterNutria was organized by the Company in April 1995 to develop commercial applications of nutritional products. Dr. Richard Wurtman is a stockholder of AVAX, Dr. Rosenwald is a principal stockholder and director of AVAX, Dr. Judith Wurtman previously served as an executive officer, director and principal stockholder of AVAX, and certain other officers and directors of the Company are stockholders of AVAX. None of such individuals received or will receive any of the Shares constituting the purchase price for the AVAX assets. Dr. Judith Wurtman is a director of and consultant to InterNutria.

         In March 1996, in connection with the exercise of 165,000 Class B Warrants of the Company owned by Lindsay Rosenwald, M.D. with an expiration date of March 15, 1996, the Company authorized Dr. Rosenwald to effect a net issue transaction. As a result of the net issuance, Dr. Rosenwald exercised his Class B Warrants through delivery of Shares which he had owned for over six months with a fair market value equal to the exercise price of the Class B Warrants, resulting in a net issuance of 138,432 Shares.

           Dr. Rosenwald receives a management fee, which includes his out-of-pocket expenses incurred in providing services to the Company, of $2,500 per month under a management agreement with the Company. For fiscal 1996, the Company paid $30,000 to Dr. Rosenwald pursuant to this agreement.

         Dr. Rosenwald is the Chairman and President of Castle, a venture capital firm engaged in locating, investigating and funding scientific inventions or technologies which are perceived to have potential commercial application in the pharmaceutical or health care industries, generally with the goal of forming a new company to exploit such inventions or technologies. Castle has presented certain of such opportunities to the Company, as well as to other companies, and may in the future continue to do so, although neither Dr. Rosenwald nor Castle has any agreement to do so and there can be no assurance that any inventions, technologies or companies discovered or funded by Castle will be presented to the Company. The Board of Directors of the Company adopted a policy for compensating Castle or the Castle employee (excluding Dr. Rosenwald) responsible for the introduction (the "Castle Finder") for any arrangement entered into by the Company as a result of Castle's introduction. No compensation was paid to Castle Finders during fiscal 1996.

         In fiscal 1996, the Company and its subsidiaries paid or accrued to Mr. Sharrock, who also serves as a director of Progenitor and Intercardia, and as a consultant to Progenitor; (i) an aggregate of $32,000 in consulting fees, including $2,000 and $10,500 in fees for consulting services rendered by Mr. Sharrock to Intercardia and Progenitor, respectively; (ii) directors' fees, including $4,000 and $10,000 in directors' fees from Intercardia and Progenitor, respectively; and (iii) granted options to purchase 15,000 shares of Progenitor common stock to General Haig. The options granted by Progenitor to each of General Haig and Mr. Sharrock, and by Intercardia to Mr. Sharrock, are all exercisable at a price equal to the fair market value of such company's common stock on the date of grant. See "Director Compensation."

         In fiscal 1996, the Company entered into a consulting agreement in the amount of $45,000, with Dr. Gale Cooper, a psychiatrist and the sister of Glenn
L. Cooper, M.D. the

President of the Company, pursuant to which Dr. Gale Cooper performed certain clinical consulting services for the Company. In November 1996, the Company entered into an additional consulting agreement, for a term of one year subject to automatic renewals of one year periods, in the amount of $100,000 per annum, with Dr. Gale Cooper pursuant to which Dr. Gale Cooper will perform certain medical marketing services on behalf of the Company. The Company believes that the terms of such transactions are at least as favorable to the Company as could have been obtained from a non-affiliated third party.

         In October 1993, the Company loaned Dr. Cooper $140,000 (the "Company Loan"), which was used by Dr. Cooper to repay the balance of a loan made to him by Progenitor. During fiscal 1996, an aggregate of $115,626 of the Company Loan, including accrued interest, was forgiven based upon the achievement of specified milestones. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements."

         Option grants for Fiscal 1996 to named executive officers are set forth in the table to this Proxy Statement entitled "Securities Underlying Option/SAR Grants in Last Fiscal Year." In fiscal 1996, the Company also granted options to certain of the Company's directors pursuant to automatic grant provisions. In fiscal 1996, Transcell granted options to purchase 50,000 shares of Transcell's common stock to Dr. Glenn L. Cooper, who is also the acting President and Chief Executive Officer of Transcell. In December 1995 and July 1996, the Company granted options to Dr. Cooper's wife, who currently serves as the Company's Vice President of Human Resources to purchase 35,000 Shares and 10,000 Shares, respectively.


         In December 1996, the Company granted options to purchase 100,000 Shares, subject to annual vesting, to each of Drs. Rosenwald and Wurtman, and granted options to purchase 300,000 Shares to Dr. Cooper and options to purchase 150,000 Shares to each of Messrs. Butler and Farb and Dr. Sandage, all of which options are exercisable at $20.125 per Share. On March 6, 1997, assuming stockholder approval of the amendment to increase the number of Shares authorized for issuance under the 1994 Plan, each of the following directors will receive automatic grants of options to purchase 5,000 Shares under the 1994
Plan: Mr. Gray, General Haig, Mr. Hutt, Dr. Morville, Mr. Mueller, Mr. Schroeder, Mr. Sharrock and Dr. Wurtman. See "Director Compensation."


                APPROVAL AND RATIFICATION OF THE AMENDMENT TO THE
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

         The Board of Directors of the Company has adopted and recommended to the stockholders approval of a proposed amendment to the Company's Certificate to increase the authorized number of Shares from 60,000,000 to 80,000,000. The proposed increase in the authorized number of Shares has been recommended by the Board of Directors to assure that an adequate supply of authorized unissued Shares is available for general corporate needs.

         As of January 23, 1997, in addition to the 41,073,297 Shares outstanding, the Company had (i) 1,915,280 Shares reserved for issuance upon exercise of options granted under the 1989 Plan, of which options to purchase 1,911,670 Shares are outstanding; (ii) 2,906,750 Shares reserved for issuance upon exercise of options granted under the 1994 Plan (which amount will be increased by 3,000,000 Shares in the event that the amendment to the 1994 Plan is approved), of which options to purchase 2,887,800 Shares are outstanding;
(iii) 73,041 Shares reserved for issuance pursuant to the Company's 1995 Employee Stock Purchase Plan, as amended; (iv) 902,407 Shares issuable upon exercise of other outstanding options and warrants; (v) 622,222 Shares reserved for issuance upon conversion of the Preferred Shares; (vi) a maximum of 2,181,250 Shares which may be issued upon the exercise of certain Put Protection Rights; (vii) 4,755,575 Shares reserved for issuance upon conversion of authorized but unissued Preferred Shares; and (viii) an estimated 200,000 Shares (based on the market value of the Company's Shares as of January 23, 1997) issuable pursuant to certain agreements providing for issuances in connection with certain acquisitions; leaving approximately 2,370,178 additional Shares available for issuance (or 5,370,178 Shares in the event that the amendment to the 1994 Plan is not approved). If the amendment to the Certificate is approved (and the amendment to the 1994 Plan is approved), there will be 22,370,178 authorized Shares available for issuance (or 25,370,178 Shares, in the event the amendment to the 1994 Plan is not approved), on such terms and conditions as may be determined by the Board of Directors.

         While the Company has no specific plans, arrangements, or agreements to issue Shares other than those described above, the Board of Directors of the Company believes it is advisable and in the best interest of the Company to have available authorized but unissued Shares in an amount adequate to provide for the future needs of the Company. The additional authorized Shares will benefit the Company by providing flexibility to the Board of Directors without further action or authorization by stockholders (except as required by law), in responding to business needs and opportunities as they arise, or for other proper corporate purposes. These corporate purposes might include acquisitions of property, technology rights or securities of other corporations, stock dividends, stock splits, employee stock options, convertible debt financings, the obtaining of capital funds through public and private offerings of Shares or of securities convertible into technologies or other assets, or to compensate employees or retain consultants. The issuance of any additional Shares will be on terms deemed to be, at the time of such issuances, in the best interests of the Company and its stockholders. If such additional authorized Shares are subsequently issued to other than existing stockholders, the percentage interest of existing stockholders in the Company will be reduced. Holders of Shares have no pre-emptive rights with respect to future issuances of Shares.

         The Board of Directors is not aware of any attempt to gain control of the Company nor is it recommending this amendment to increase the number of authorized Shares in response to any specific effort to obtain control of the Company. The proposed amendment to increase the number of authorized Shares is not designed as nor intended to be an anti-takeover measure; however the authorized but unissued Shares could be used by incumbent management to make a change in control of the Company more difficult and time-consuming. Under certain circumstances, such unissued Shares could be used to create obstacles or to frustrate persons seeking to effect a takeover or otherwise gain control of the Company with a view to instituting a merger, sale of all or part of the Company's assets, or other similar transaction which may not be in the best interest of the stockholders.

         It is expected that the proposed amendment, if approved by the stockholders, will be made effective on or about March 7, 1997 by the filing and recording of an appropriate Certificate of Amendment as required under Delaware law.

         The Board of Directors recommends a vote FOR the proposed amendment, and the persons named in the accompanying proxy will vote in accordance with the choice specified thereon or, if no choice is properly indicated, in favor of the amendment.

                  APPROVAL AND RATIFICATION OF THE AMENDMENT TO
                  THE 1994 LONG-TERM INCENTIVE PLAN, AS AMENDED

         In December 1996, the Board of Directors of the Company adopted several amendments to the Company's 1994 Long-Term Incentive Plan, as amended (the "1994 Plan"), including an amendment to increase the authorized number of Shares available for option grants pursuant to the 1994 Plan from 3,000,000 to 6,000,000 (the "1994 Plan Amendment"). The Board of Directors is requesting and recommends to the stockholders ratification and approval of the 1994 Plan Amendment to assure that an adequate supply of authorized unissued Shares is reserved for issuance for option grants to ensure the attraction of new and retention of existing executive personnel, key employees, directors, consultants and advisors and to provide additional incentive by permitting such individuals to participate in the ownership of the Company.

         The other amendments to the 1994 Plan adopted by the Board of Directors in December 1996 were undertaken primarily to make certain non-material revisions as well as to take advantage of recent modifications to Rule 16b-3 ("Rule 16b-3") promulgated under the 1934 Act (the "Board Amendments"). The Board Amendments include provisions (i) permitting certain transfers of non-qualified options, (ii) eliminating the provisions for restricted stock awards under the 1994 Plan, resulting in 100% of the Shares which may be issued under the 1994 Plan available for option grants, (iii) modifying certain provisions relating to the effect of transactions which may result in a change in control of the Company, and (iv) revising the number of Initial Director Options and Automatic Grants, as defined below. Stockholder approval is not required, however, with respect to the Board Amendments.

General

         The following summary of the 1994 Plan, including the 1994 Plan Amendment and the Board Amendments, is qualified in its entirety by the specific language of the 1994 Plan, which was adopted by the Board of Directors in September 1994, ratified by the Company's stockholders in 1995, and amended by the Board of Directors in December 1996, and a copy of which is attached as Exhibit A to this Proxy Statement.

         The 1994 Plan, which expires in September 2004, is structured to comply with applicable provisions of Rule 16b-3 and the Code and is administered by the Board of Directors or a committee of the Board of Directors (the "Committee"). Pursuant to the 1994 Plan, employees, officers and directors of, and consultants or advisors to, the Company and any subsidiary corporations are eligible to receive incentive stock options ("incentive options") within the meaning of Section 422 of the Code and/or options that do not qualify as incentive options ("non-qualified options"). The 1994 Plan originally provided for awards of restricted stock of up to 300,000 Shares; however, pursuant to the Board Amendments, such provision has been eliminated, and the Shares which were reserved for restricted stock awards under the 1994 Plan were made available for option grants. As a result, the number of Shares which may be issued pursuant to options granted under the 1994 Plan, prior to the 1994 Plan Amendment, is 3,000,000 Shares. There have been 2,981,050 options granted under the 1994 Plan of which, as of January 23, 1997, 2,887,800 are outstanding. If the 1994 Plan Amendment is approved, the number of Shares which may be issued pursuant to option grants under the 1994 Plan will be a maximum of 6,000,000 Shares. The aggregate number of Shares that may be subject to options granted to any person in a calendar year under the 1994 Plan shall not exceed 25% of the maximum number of Shares which may be issued from time to time under the 1994 Plan (750,000 Shares or 1,500,000 Shares if the 1994 Plan Amendment is approved). The 1994 Plan provides for automatic grants of options to certain directors in the manner set forth below under "Directors' Options."

Options

         Options granted under the 1994 Plan may be either incentive options or non-qualified options. Incentive options granted under the 1994 Plan are exercisable for a period of up to 10 years from the date of grant at an exercise price which is not less than the fair market value of the Shares on the date of the grant, except that the term of an incentive option granted under the 1994 Plan to a stockholder owning more than 10% of the outstanding voting power may not exceed five years and its exercise price may not be less than 110% of the fair market value of the Shares on the date of the grant. To the extent that the aggregate fair market value, as of the date of grant, of the Shares for which incentive options become exercisable for the first time by an optionee during the calendar year exceeds $100,000, the portion of such option which is in excess of the $100,000 limitation will be treated as a non-qualified option. Unless otherwise determined by the Board of Directors or the Committee, options granted under the 1994 Plan to officers, directors or employees of the Company may be exercised only while the optionee is employed or retained by the Company or within 90 days of the date of termination of the employment relationship or directorship. However, options which are exercisable at the time of termination by reason of death or permanent disability of the optionee may be exercised within 12 months of the date of termination of the employment relationship or directorship. Upon the exercise of an option, payment may be made by cash or by any other means that the Board of Directors or the Committee determines. No option may be granted under the 1994 Plan after September 2004.

         Options may be granted to such employees, officers and directors of, and consultants and advisors to, the Company or any subsidiary of the Company as the Board of Directors or the Committee shall select from time to time in its sole discretion, provided that only employees of the Company or a subsidiary of the Company shall be eligible to receive incentive options. As of January 23, 1997, the number of employees, officers and directors of the Company and any subsidiary of the Company eligible to receive grants under the 1994 Plan was approximately 180 persons. The number of consultants and advisors to the Company eligible to receive grants under the 1994 Plan is not determinable. An optionee may be granted more than one option under the 1994 Plan. Subject to the terms of the 1994 Plan and the Company's informal policies regarding the granting of options to senior management, the Board of Directors or the Committee will, in its discretion, determine who will be granted options, the time or times at which options shall be granted, and the number of shares subject to each option, whether the options are incentive options or non-qualified options, and the manner in which options may be exercised. In making such determination, consideration may be given to the value of the services rendered by the respective individuals, their present and potential contributions to the success of the Company and its subsidiaries and such other factors deemed relevant in accomplishing the purpose of the 1994 Plan.

         The 1994 Plan provides for the acceleration of exercisability of outstanding options under certain circumstances including certain transactions which may result in changes in control of the Company.

         Under the 1994 Plan, the optionee has none of the rights of a stockholder with respect to the Shares issuable upon the exercise of the option until such Shares shall be issued upon such exercise. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date of exercise, except as provided in the 1994 Plan. During the lifetime of the optionee, an option shall be exercisable only by the optionee. No option may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of decent and distribution, except that non-qualified options may be transferred by the optionee during his lifetime to certain permitted transferees, subject to certain conditions.

         The Board of Directors may amend or terminate the 1994 Plan, except that stockholder approval is required if required by Rule 16b-3 or Section 422 of the Code. No action taken by the Board of Directors may adversely affect any outstanding option grant without the consent of the optionee.

Directors' Options

         The provisions of the 1994 Plan provide for the automatic grant of non-qualified options to purchase Shares ("Director Options") to directors of the Company who are not employees or principal stockholders of the Company
("Eligible Directors"). In accordance with the Board Amendments, (i) future Eligible Directors of the Company will now be granted a Director Option to purchase 20,000 Shares (instead of 50,000 Shares, as the 1994 Plan originally provided) on the date that such person is first elected or appointed a director ("Initial Director Options"), and (ii) commencing on the day immediately following the date of the annual meeting of stockholders for the Company's fiscal year ending September 30, 1996, each Eligible Director, other than directors who received an Initial Director Option since the last annual meeting, will now be granted ("Automatic Grants") a Director Option to purchase 5,000 Shares (instead of 1,000 Shares, as the 1994 Plan originally provided) on the day immediately following the date of each annual meeting of stockholders, as long as such director is a member of the Board of

Directors. The exercise price for each Share subject to a Director Option shall be equal to the fair market value of the Share on the date of grant.

         Through January 23, 1997 options to purchase an aggregate of 2,981,050 Shares have been granted under the 1994 Plan, at exercise prices ranging from $4.875 per Share to $32.00 per Share.

         The following table sets forth certain information with respect to grants of stock options made under the 1994 Plan:

                                NEW PLAN BENEFITS

                    1994 Long-Term Incentive Plan, As Amended

Name and Position                Dollar Value              Number of Options
-----------------                ------------              -----------------
Non-Executive                           (2)                         40,000
Director Group(1)

-----------
(1) Represents 5,000 options to be granted on March 6, 1997, assuming stockholder approval of the amendment to increase the number of Shares authorized for issuance under the 1994 Plan, to each of Mr. Gray, General Haig, Mr. Hutt, Dr. Morville, Mr. Mueller, Mr. Schroeder, Mr. Sharrock and Dr. Wurtman, all of whom are directors of the Company and are eligible, under the terms of the 1994 Plan, to receive Automatic Grants. See "Directors' Options."

(2) The Automatic Grants will have an exercise price equal to the fair market value of the Company's Shares on the date of grant, pursuant to the provisions of the 1994 Plan. It is not possible to forecast possible future appreciation, if any, of the price of the Company's Common Stock. The actual value realized upon exercise of the Automatic Grants will depend on the fair market value of the Company's Common Stock on the date of exercise.

Participation in the 1994 Plan

         Option grants for Fiscal 1996 to named executive officers are set forth in the table to this Proxy Statement entitled "Securities Underlying Option/SAR Grants in Last Fiscal Year." In December 1996, the Company granted options to purchase (i) 100,000 Shares to each of Drs. Rosenwald and Wurtman subject to
(ii) 300,000 Shares to Dr. Cooper and (iii) 150,000 Shares to each of Messrs. Butler and Farb and Dr. Sandage, all of which options are exercisable at $20.125 per Share and are subject to annual vesting provisions. Future grants under the 1994 Plan, other than as disclosed above, have not yet been determined.

         The Board of Directors recommends a vote FOR the amendment to the 1994 Plan, and the persons named in the accompanying proxy will vote in accordance with the choice specified thereon or, if no choice is properly indicated, in favor of the approval and ratification.

                        APPROVAL AND RATIFICATION OF THE
                       APPOINTMENT OF INDEPENDENT AUDITORS

         The Management of the Company recommends a vote for the approval and ratification of the appointment of Coopers & Lybrand L.L.P., Certified Public Accountants, as the Company's independent auditors for the fiscal year ending September 30, 1997. Coopers & Lybrand L.L.P. have been the Company's auditors for the past fiscal year and has no direct or indirect financial interest in the Company. A representative of Coopers & Lybrand L.L.P. is expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement if he or she desires to do so, and shall be available to respond to appropriate questions.

                                     GENERAL

         The Management of the Company does not know of any matters other than those stated in this Proxy Statement which are to be presented for action at the meeting. If any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

         The Company will bear the cost of preparing, printing, assembling and mailing the proxy, Proxy Statement and other material which may be sent to stockholders in connection with this solicitation. It is contemplated that brokerage houses will forward the proxy materials to beneficial owners at the request of the Company. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit by telephone proxies without additional compensation. The Company does not expect to pay any compensation for the solicitation of proxies.

         The Company will provide without charge to each person being solicited by this Proxy Statement, on the written request of any such person, a copy of the Annual Report of the Company on Form 10-K for the fiscal year ended September 30, 1996 (as filed with the S.E.C.) including the financial statements thereto. All such requests should be directed to Vice President, Corporate Communications, Interneuron Pharmaceuticals, Inc., One Ledgemont Center, 99 Hayden Avenue, Lexington, Massachusetts 02173.

                              STOCKHOLDER PROPOSALS

         The Annual Meeting of Stockholders for the fiscal year ending September 30, 1997 is expected to be held in March 1998. All proposals intended to be presented at the Company's next Annual Meeting of Stockholders must be received at the Company's executive office no later than September 30, 1997, for inclusion in the Proxy Statement and form of proxy related to that meeting.

                                           By Order of the Board of
                                           Directors,

                                           Glenn L. Cooper, M.D.
                                           President and Chief Executive
                                           Officer

Dated: January 28, 1997

EXHIBIT A

                        INTERNEURON PHARMACEUTICALS, INC.

                    1994 LONG-TERM INCENTIVE PLAN, AS AMENDED

                        INTERNEURON PHARMACEUTICALS, INC.

                    1994 LONG-TERM INCENTIVE PLAN, AS AMENDED


1.                Purpose.

                  The purpose of this plan (the "Plan") is to secure for INTERNEURON PHARMACEUTICALS, INC. (the "Company") and its stockholders the benefits arising from capital stock ownership by employees, officers and directors of, and consultants or advisors to, the Company who are expected to contribute to the Company's future growth and success. Except where the context otherwise requires, the term "Company" shall include all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code"). Those provisions of the Plan which make express reference to Section 422 shall apply only to Incentive Stock Options (as that term is defined in the Plan).

2.                Type of Options and Administration.

                  (a) Types of Options. Options granted pursuant to the Plan shall be authorized by action of the Board of Directors of the Company (or a committee designated by the Board of Directors, the "Committee") and may be either incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422 of the Code or non-statutory options which are not intended to meet the requirements of Section 422 of the Code.

                  (b) Administration. The Plan will be administered by the Board of Directors or the Committee, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The delegation of powers to the Committee shall be consistent with applicable laws or regulations (including, without limitation, applicable state law and Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor rule). The Board of Directors or the Committee may in its sole discretion grant options to purchase shares of the Company's Common Stock, $.001 par value per share ("Common Stock") and issue shares upon exercise of such options as provided in the Plan. The Board of Directors or the Committee shall have authority, subject to the express provisions of the Plan, to construe the respective option agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements, which need not be identical, and to make all other determinations in the judgment of the Board of Directors or the Committee necessary or desirable for the administration of the Plan. The Board of Directors or the Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board of Directors or the Committee shall be liable for any action or determination under the Plan made in good faith. Subject to adjustment as provided in Section 15 below, the aggregate number of shares of Common Stock that may be subject to Options granted to any person in a calendar year shall not exceed 25% of the maximum number of shares which may be issued and sold under the Plan, as set forth in Section 4 hereof, as such section may be amended from time to time.

                  (c) Applicability of Rule 16b-3. Those provisions of the Plan which make express reference to Rule 16b-3 shall apply to the Company only at such time as the Company's Common Stock is registered under the Exchange Act, subject to the last sentence of Section 3(b), and then only to such persons as are required to file reports under Section 16(a) of the Exchange Act (a "Reporting Person").

3.                Eligibility.

                  (a) General. Options may be granted to persons who are, at the time of grant, employees, officers or directors of, or consultants or advisors to, the Company or any subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Code ("Participants") provided, that Incentive Stock Options may only be granted to individuals who are employees of the Company (within the meaning of Section 3401(c) of the Code). A person who has been granted an option may, if he or she is otherwise eligible, be granted additional options if the Board of Directors or the Committee shall so determine.

                  (b) Grant of Options to Reporting Persons. The selection of a director or an officer who is a Reporting Person (as the terms "director" and "officer" are defined for purposes of Rule 16b-3) as a recipient of an option, the timing of the option grant, the exercise price of the option and the number of shares subject to the option shall be determined either (i) by the Board of Directors, (ii) by a committee consisting of two or more directors having full authority to act in the matter or (iii) pursuant to provisions for automatic grants set forth in Section 3(c) below.

                  (c) Directors' Options. Directors of the Company who are not employees and who are not stockholders of the Company beneficially owning in excess of 5% of the outstanding Common Stock of the Company ("Eligible Directors") will receive an option ("Director Option") to purchase 20,000 shares of Common Stock on the date that such person is first elected or appointed a director ("Initial Director Option"). Commencing on the day immediately following the date of the annual meeting of stockholders for the Company's fiscal year ending September 30, 1996, each Eligible Director will receive an automatic grant ("Automatic Grant") of a Director Option to purchase 5,000 shares of Common Stock, other than Eligible Directors who received an Initial Director Option since the most recent Automatic Grant, on the day immediately following the date of each annual meeting of stockholders, as long as such director is a member of the Board of Directors. The exercise price for each share subject to a Director Option shall be equal to the fair market value of the Common Stock on the date of grant. Director Options shall become exercisable in four equal annual installments commencing one year from the date the option is granted and will expire the earlier of 10 years after the date of grant or 90 days after the termination of the director's service on the Board.




                                        2





4.                Stock Subject to Plan.

                  The stock subject to options granted under the Plan shall be shares of authorized but unissued or reacquired Common Stock. Subject to adjustment as provided in Section 15 below, the maximum number of shares of Common Stock of the Company which may be issued and sold under the Plan is 6,000,000 shares. If an option granted under the Plan shall expire, terminate or is cancelled for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for subsequent option grants under the Plan.

5.                Forms of Option Agreements.

                  As a condition to the grant of an option under the Plan, each recipient of an option shall execute an option agreement in such form not inconsistent with the Plan as may be approved by the Board of Directors or the Committee. Such option agreements may differ among recipients.

6.                Purchase Price.

                  (a) General. The purchase price per share of stock deliverable upon the exercise of an option shall be determined by the Board of Directors or the Committee at the time of grant of such option; provided, however, that in the case of an Incentive Stock Option, the exercise price shall not be less than 100% of the Fair Market Value (as hereinafter defined) of such stock, at the time of grant of such option, or less than 110% of such Fair Market Value in the case of options described in Section 11(b). "Fair Market Value" of a share of Common Stock of the Company as of a specified date for the purposes of the Plan shall mean the closing price of a share of the Common Stock on the principal securities exchange (including the Nasdaq National Market) on which such shares are traded on the day immediately preceding the date as of which Fair Market Value is being determined, or on the next preceding date on which such shares are traded if no shares were traded on such immediately preceding day, or if the shares are not traded on a securities exchange, Fair Market Value shall be deemed to be the average of the high bid and low asked prices of the shares in the over-the-counter market on the day immediately preceding the date as of which Fair Market Value is being determined or on the next preceding date on which such high bid and low asked prices were recorded. If the shares are not publicly traded, Fair Market Value of a share of Common Stock (including, in the case of any repurchase of shares, any distributions with respect thereto which would be repurchased with the shares) shall be determined in good faith by the Board of Directors or the Committee. In no case shall Fair Market Value be determined with regard to restrictions other than restrictions which, by their terms, will never lapse.

                  (b) Payment of Purchase Price. Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such options, or by any other means which the Board of Directors or the Committee determines are consistent with the purpose of the Plan and with



                                        3





applicable laws and regulations (including, without limitation, the provisions of Rule 16b-3 and Regulation T promulgated by the Federal Reserve Board).

7.                Option Period.

                  Subject to earlier termination as provided in the Plan, each option and all rights thereunder shall expire on such date as determined by the Board of Directors or the Committee and set forth in the applicable option agreement, provided, that such date shall not be later than (10) ten years after the date on which the option is granted.

8.                Exercise of Options.

                  Each option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the option agreement evidencing such option, subject to the provisions of the Plan. Subject to the requirements in the immediately preceding sentence, if an option is not at the time of grant immediately exercisable, the Board of Directors or the Committee may (i) in the agreement evidencing such option, provide for the acceleration of the exercise date or dates of the subject option upon the occurrence of specified events, and/or (ii) at any time prior to the complete termination of an option, accelerate the exercise date or dates of such option.

9.                Transferability of Options.

                  No incentive stock option granted under this Plan shall be assignable or otherwise transferable by the optionee except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. The Board of Directors or the Committee may, in its discretion, authorize all or a portion of any non-statutory options to be granted to an optionee to be on terms which permit transfer by such optionee to (i) the spouse, children or grandchildren of the optionee ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, provided that (w) the options must be held by the optionee for a period of at least one month prior to transfer, (x) there may be no consideration for any such transfer, (y) the stock option agreement pursuant to which such options are granted must be approved by the Board of Directors or the Committee, and must expressly provide for transferability in a manner consistent with this Section, and (z) subsequent transfers of transferred options shall be prohibited except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of the Plan the term "optionee" shall be deemed to refer to the transferee. The events of termination of employment of Section 10 hereof shall continue to be applied with respect to the original optionee. An option may be exercised during the lifetime of the optionee only by the original optionee. In the event an optionee dies



                                        4





during his employment by the Company or any of its subsidiaries, or during the three-month period following the date of termination of such employment, his option shall thereafter be exercisable, during the period specified in the option agreement, by his executors or administrators to the full extent to which such option was exercisable by the optionee at the time of his death during the periods set forth in Section 10 or 11(d).

10.               Effect of Termination of Employment or Other Relationship.

                  Except as provided in Section 11(d) with respect to Incentive Stock Options and except as otherwise determined by the Committee at the date of grant of an Option, and subject to the provisions of the Plan, an optionee may exercise an option at any time within six (6) months following the termination of the optionee's employment or other relationship with the Company or within one (1) year if such termination was due to the death or disability of the optionee but, except in the case of the optionee's death, in no event later than the expiration date of the Option. If the termination of the optionee's employment is for cause or is otherwise attributable to a breach by the optionee of an employment or confidentiality or non-disclosure agreement, the option shall expire immediately upon such termination. The Board of Directors shall have the power to determine what constitutes a termination for cause or a breach of an employment or confidentiality or non-disclosure agreement, whether an optionee has been terminated for cause or has breached such an agreement, and the date upon which such termination for cause or breach occurs. Any such determinations shall be final and conclusive and binding upon the optionee.

11.               Incentive Stock Options.

                  Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

                  (a) Express Designation. All Incentive Stock Options granted under the Plan shall, at the time of grant, be specifically designated as such in the option agreement covering such Incentive Stock Options.

                  (b) 10% Stockholder. If any employee to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

                         (i) The  purchase  price per share of the Common  Stock
                  subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value of one share of Common Stock at the time of grant; and




                                        5





                        (ii) The option  exercise  period  shall not exceed five
                  years from the date of grant.

                  (c) Dollar Limitation. For so long as the Code shall so provide, options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate Fair Market Value, as of the respective date or dates of grant, of more than $100,000.

                  (d) Termination of Employment, Death or Disability. No Incentive Stock Option may be exercised unless, at the time of such exercise, the optionee is, and has been continuously since the date of grant of his or her option, employed by the Company, except that:

                         (i) an Incentive  Stock Option may be exercised  within
                  the period of three months after the date the optionee ceases to be an employee of the Company (or within such lesser period as may be specified in the applicable option agreement), provided, that the agreement with respect to such option may designate a longer exercise period and that the exercise after such three-month period shall be treated as the exercise of a non-statutory option under the Plan;

                        (ii) if the  optionee  dies  while in the  employ of the
                  Company, or within three months after the optionee ceases to be such an employee, the Incentive Stock Option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one year after the date of death (or within such lesser period as may be specified in the applicable option agreement); and

                       (iii) if the optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provisions thereto) while in the employ of the Company, the Incentive Stock Option may be exercised within the period of one year after the date the optionee ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable option agreement).

For all purposes of the Plan and any option granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations). Notwithstanding the foregoing provisions, no Incentive Stock Option may be exercised after its expiration date.

12.               Additional Provisions.

                  (a) Additional Option Provisions. The Board of Directors or the Committee may, in its sole discretion, include additional provisions in option agreements covering options



                                        6





granted under the Plan, including without limitation restrictions on transfer, repurchase rights, rights of first refusal, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Board of Directors or the Committee; provided, that such additional provisions shall not be inconsistent with any other term or condition of the Plan and such additional provisions shall not cause any Incentive Stock Option granted under the Plan to fail to qualify as an Incentive Stock Option within the meaning of
Section 422 of the Code.

                  (b) Acceleration, Extension, Etc. The Board of Directors or the Committee may, in its sole discretion, (i) accelerate the date or dates on which all or any particular option or options granted under the Plan may be exercised or (ii) extend the dates during which all, or any particular, option or options granted under the Plan may be exercised; provided, however, that no such extension shall be permitted if it would cause the Plan to fail to comply with Section 422 of the Code or with Rule 16b-3 (if applicable).

13.               General Restrictions.

                  (a) Investment Representations. The Company may require any optionee, as a condition of exercising such option, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the option or award, for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws, or with covenants or representations made by the Company in connection with any public offering of its Common Stock, including any "lock-up" or other restriction on transferability.

                  (b) Compliance With Securities Law. Each Option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option or award upon any securities exchange or automated quotation system or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with the issuance of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

14.               Rights as a Stockholder.

                  The holder of an option shall have no rights as a stockholder with respect to any shares covered by the option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to



                                        7





him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

15. Adjustment Provisions for Recapitalizations, Reorganizations and Related Transactions.

                  (a) Recapitalizations and Related Transactions. If, through or as a result of any recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment shall be made in (x) the maximum number and kind of shares reserved for issuance under or otherwise referred to in the Plan, (y) the number and kind of shares or other securities subject to any then outstanding options under the Plan, and (z) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 15 if such adjustment (i) would cause the Plan to fail to comply with Section 422 of the Code or with Rule 16b-3 or (ii) would be considered as the adoption of a new plan requiring stockholder approval.

                  (b) Reorganization, Merger and Related Transactions. All outstanding Options under the Plan shall become fully exercisable for a period of sixty (60) days following the occurrence of any Trigger Event, whether or not such Options are then exercisable under the provisions of the applicable agreements relating thereto. For purposes of the Plan, a "Trigger Event" is any one of the following events:

                           (i) the date on which shares of Common Stock are first purchased pursuant to a tender offer or exchange offer (other than such an offer by the Company, any Subsidiary, any employee benefit plan of the Company or of any Subsidiary or any entity holding shares or other securities of the Company for or pursuant to the terms of such plan), whether or not such offer is approved or opposed by the Company and regardless of the number of shares purchased pursuant to such offer;

                           (ii) the date the Company acquires knowledge that any person or group deemed a person under Section 13(d)-3 of the Exchange Act (other than the Company, any Subsidiary, any employee benefit plan of the Company or of any Subsidiary or any entity holding shares of Common Stock or other securities of the Company for or pursuant to the terms of any such plan or any individual or entity or group or affiliate thereof which acquired its beneficial ownership interest prior to the date the Plan was adopted by the Board), in a transaction or series of transactions, has become the beneficial owner, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Exchange Act), of securities of the Company entitling the person or group to 30% or more of all votes



                                        8





         (without consideration of the rights of any class or stock to elect directors by a separate class vote) to which all shareholders of the Company would be entitled in the election of the Board of Directors were an election held on such date;

                           (iii) the date, during any period of two consecutive years, when individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the stockholders of the Company, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period; and

                           (iv) the date of approval by the stockholders of the Company of an agreement (a "reorganization agreement") providing for:

                                    (A)  The  merger  or  consolidation  of  the
                  Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, do not beneficially own, immediately after the merger or consolidation, shares of the corporation issuing cash or securities in the merger or consolidation entitling such stockholders to 65% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all shareholders of such corporation would be entitled in the election of directors or where the members of the Board of Directors of the Company, immediately prior to the merger or consolidation, do not, immediately after the merger or consolidation, constitute a majority of the Board of Directors of the corporation issuing cash or securities in the merger or consolidation; or

                                    (B) The sale or other  disposition of all or
                  substantially all the assets of the Company.

                  (c) Board Authority to Make Adjustments. Any adjustments under this Section 15 will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

16.               Merger, Consolidation, Asset Sale, Liquidation, etc.

                  (a) General. In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding options: (i) in the event of a merger under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the



                                        9





"Merger Price"), make or provide for a cash payment to the optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding options in exchange for the termination of such options, and (ii) in the event the provisions of Section 15 are not applicable, provide that all or any outstanding options shall become exercisable in full immediately prior to such event and upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice.

                  (b) Substitute Options. The Company may grant options under the Plan in substitution for options held by employees of another corporation who become employees of the Company, or a subsidiary of the Company, as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute options be granted on such terms and conditions as the Board of Directors considers appropriate in the circumstances.

17.               No Special Employment Rights.

                  Nothing contained in the Plan or in any option shall confer upon any optionee any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the optionee.

18.               Other Employee Benefits.

                  Except as to plans which by their terms include such amounts as compensation, the amount of any compensation deemed to be received by an employee as a result of the exercise of an option or the sale of shares received upon such exercise will not constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board of Directors.

19.               Amendment of the Plan.

                  (a) The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect; provided, however, that if at any time the approval of the stockholders of the Company is required under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, or under Rule 16b-3, the Board of Directors may not effect such modification or amendment without such approval; and provided, further, that the provisions of Section 3(c) hereof shall not be amended more than once every six months,



                                       10





other than to comport with changes in the Code, the Employer Retirement Income Security Act of 1974, as amended, or the rules thereunder.

                  (b) The modification or amendment of the Plan shall not, without the consent of an optionee, affect his or her rights under an option previously granted to him or her. With the consent of the optionee affected, the Board of Directors may amend outstanding option agreements in a manner not inconsistent with the Plan. The Board of Directors shall have the right to amend or modify (i) the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code and (ii) the terms and provisions of the Plan and of any outstanding option to the extent necessary to ensure the qualification of the Plan under Rule 16b-3.

20.               Withholding.

                  (a) The Company shall have the right to deduct from payments of any kind otherwise due to the optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of options under the Plan. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the optionee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an option or (ii) by delivering to the Company shares of Common Stock already owned by the optionee. The shares so delivered or withheld shall have a Fair Market Value equal to such withholding obligation as of the date that the amount of tax to be withheld is to be determined. An optionee who has made an election pursuant to this Section 20(a) may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

                  (b) The acceptance of shares of Common Stock upon exercise of an Incentive Stock Option shall constitute an agreement by the optionee (i) to notify the Company if any or all of such shares are disposed of by the optionee within two years from the date the option was granted or within one year from the date the shares were issued to the optionee pursuant to the exercise of the option, and (ii) if required by law, to remit to the Company, at the time of and in the case of any such disposition, an amount sufficient to satisfy the Company's federal, state and local withholding tax obligations with respect to such disposition, whether or not, as to both (i) and (ii), the optionee is in the employ of the Company at the time of such disposition.

                  (c) Notwithstanding the foregoing, in the case of a Reporting Person whose options have been granted in accordance with the provisions of
Section 3(b) herein, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3.




                                       11





21.               Cancellation and New Grant of Options, Etc.

                  The Board of Directors shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, (i) the cancellation of any or all outstanding options under the Plan and the grant in substitution therefor of new options under the Plan covering the same or different numbers of shares of Common Stock and having an option exercise price per share which may be lower or higher than the exercise price per share of the cancelled options or (ii) the amendment of the terms of any and all outstanding options under the Plan to provide an option exercise price per share which is higher or lower than the then-current exercise price per share of such outstanding options.

22.               Effective Date and Duration of the Plan.

                  (a) Effective Date. The Plan shall become effective when adopted by the Board of Directors, but no Incentive Stock Option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company's stockholders. If such stockholder approval is not obtained within twelve months after the date of the Board's adoption of the Plan, no options previously granted under the Plan shall be deemed to be Incentive Stock Options and no Incentive Stock Options shall be granted thereafter. Amendments to the Plan not requiring stockholder approval shall become effective when adopted by the Board of Directors; amendments requiring stockholder approval (as provided in Section 21) shall become effective when adopted by the Board of Directors, but no Incentive Stock Option granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such Incentive Stock Option to a particular optionee) unless and until such amendment shall have been approved by the Company's stockholders. If such stockholder approval is not obtained within twelve months of the Board's adoption of such amendment, any Incentive Stock Options granted on or after the date of such amendment shall terminate to the extent that such amendment to the Plan was required to enable the Company to grant such option to a particular optionee. Subject to this limitation, options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

                  (b) Termination.  Unless sooner  terminated in accordance with
Section 16, the Plan shall terminate upon the earlier of (i) the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board of Directors, or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise or cancellation of options granted under the Plan. If the date of termination is determined under (i) above, then options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

23.               Provision for Foreign Participants.

                  The Board of Directors may, without amending the Plan, modify awards or options granted to participants who are foreign nationals or employed outside the United States to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.



                                       12




24.               Governing Law.

                  The provisions of this Plan shall be governed and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws.

                  Adopted by the Board of Directors on September 23, 1994; amended by the Board of Directors December 18, 1996.





                                       13




PROXY

                INTERNEURON PHARMACEUTICALS, INC. (the "Company")
                         ANNUAL MEETING OF STOCKHOLDERS

           This Proxy is Solicited on Behalf of the Board of Directors

         The undersigned hereby appoints Glenn L. Cooper, M.D. or Lindsay A. Rosenwald, M.D. as proxy to represent the undersigned at the Annual Meeting of Stockholders to be held at The Westin Hotel, First Floor, Eden Vale Ballroom C, 70 Third Avenue, Waltham, Massachusetts 02154 on March 5, 1997 at 10:00 a.m. and at any adjournment thereof, and to vote the shares of Common Stock the undersigned would be entitled to vote if personally present, as indicated below.

  1.    Election of Directors

        FOR all nominees listed below |_|        WITHHOLDING AUTHORITY  |_|
        (except as marked to the                 to vote for all nominees listed
        contrary below)                          below

 Lindsay A. Rosenwald, M.D., Glenn L. Cooper, M.D., Harry J. Gray, Alexander M.
    Haig, Jr., Peter Barton Hutt, Malcolm Morville, Ph.D., Robert K. Mueller,
           Lee J. Schroeder, David B. Sharrock, Richard Wurtman, M.D.

     (INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name on the line provided below.)

------------------------------------------------------------------------------

         2. Approval and ratification of the proposed amendment to the Amended and Restated Certificate of Incorporation of the Company increasing from 60,000,000 to 80,000,000 the number of authorized shares of Common Stock.

   FOR |_|                   AGAINST |_|                            ABSTAIN |_|

         3. Approval and ratification of the amendment to the 1994 Long-Term Incentive Plan, as amended, increasing from 3,000,000 to 6,000,000 the number of shares of Common Stock reserved for issuance.

   FOR |_|                   AGAINST |_|                            ABSTAIN |_|

         4. Approval and ratification of the appointment of Coopers & Lybrand L.L.P. as independent auditors of the Company.

   FOR |_|                   AGAINST |_|                            ABSTAIN |_|

         5. In their discretion, proxies are authorized to vote upon such business as may properly come before the meeting.

         The Shares represented by this proxy will be voted as directed. If no contrary instruction is given, the Shares will be voted FOR the election of the nominees, FOR the approval and ratification of the amendment to the Amended and Restated Certificate of Incorporation of the Company, FOR the approval and ratification of the amendment to the 1994 Long-Term Incentive Plan, as amended and FOR the approval and ratification of the appointment of Coopers & Lybrand L.L.P. as the independent auditors of the Company.

                                       DATED:______________________, 1997

                                       ----------------------------------
                                       Signature








                                       ----------------------------------
                                       Signature if held jointly.

                                       (Please date,  sign as name
                                       appears  at the  left,  and
                                       return  promptly.   If  the
                                       Shares  are  registered  in
                                       the  names  of two or  more
                                       persons,  each should sign.
                                       When  signing as  Corporate
                                       Officer, Partner, Executor,
                                       Administrator,  Trustee  or
                                       Guardian,  please give full
                                       title.   Please   note  any
                                       changes  in  your   address
                                       alongside the address as it
                                       appears in the proxy.)